                                  EXHIBIT 99.1

                          [THE BANC CORPORATION LOGO]

             THE BANC CORPORATION ANNOUNCES THIRD QUARTER EARNINGS

         BIRMINGHAM, ALABAMA; NOVEMBER 3, 2003: The Banc Corporation (NASDAQ-NMS: TBNC) announced today that it had earned $20.3 million during the third quarter and $25.8 million during the nine months ended September 30. The third quarter results include an after-tax gain of $27.6 million on the sale of The Bank's seven Emerald Coast branches to Trustmark National Bank on August 29, 2003. The results also reflect The Banc Corporation's provision of approximately $9.3 million to the allowance for loan losses during the third quarter and the accrual and/or payment of approximately $2.1 million in discretionary employee bonuses and severance payments. The severance payments relate to the reduction of approximately 70 employees who left The Bank in the sale of the Emerald Coast branches. Other staff reductions of approximately 37 employees were completed in October, which has reduced the overall staff from 473 employees to 366 employees as of October 31, 2003. The staff reductions were in the areas of tellers, processors and other administrative support and were the result of the recommendations of Sheshunoff Management Services during their six-month business optimization review of the entire Corporation. During this same period, The Bank increased staff in the centralized risk management areas of Loan Administration Services, Internal Audit, Special Assets, Compliance and Security.

         The third quarter and nine-month results compare to net income of $2.1 million during the third quarter of 2002 and a net loss of $1.5 million during the nine months ended September 30, 2002. As of September 30, 2003, stockholders' equity increased to $108.3 million compared to $76.5 million at December 31, 2002. The Banc Corporation remained "well-capitalized" and increased its regulatory capital position as of September 30, 2003. The Bank returned to a regulatory "well-capitalized" status as of September

30, 2003 with Total Risk-Based Capital of 14.10%, Tier 1 Risk-Based Capital of 12.83% and a Tier 1 Leverage Ratio of 9.02%.

           James A. Taylor, Chairman of the Board and Chief Executive Officer of The Banc Corporation, stated, "This has been the most significant year in our five-year history. We have ended the third quarter with our highest book value ever, and as we approach the fifth anniversary of our Initial Public Offering and our combination of the original five banks, we have increased total stockholders' equity by approximately $42.3 million, or 64% since December 31, 1998. We were very fortunate to complete the Emerald Coast sale in August and to have had the opportunity to look very hard at our entire organization. We have made substantial provisions to our allowance for loan losses and the appropriate adjustments to our staffing levels in order to position The Banc Corporation for a successful year in 2004 and a more successful long term future."

         The Bank conducted an independent loan review during the third quarter to supplement its existing internal loan review. Credit Risk Management, LLC of Raleigh, North Carolina reviewed approximately $290 million in commercial loans that had not been previously reviewed during the Federal Reserve Bank of Atlanta's and the Alabama Banking Department's examination in the first quarter of 2003. The combined coverage of The Bank's loan portfolio from these reviews was 71% and included 90% of the loans in the Bristol, Florida portfolio. The Bank has entered into a contractual relationship with Credit Risk Management to conduct ongoing supplemental loan review in the future. Credit Risk Management conducts independent loan reviews and provides other loan review services throughout the southeast.

         The Bank's provision for loan losses was $9.3 million and $11.2 million for the three and the nine-months ended September 30, 2003, respectively. Net loan charge-offs were $8.1 million for the third quarter and $15.1 million for the nine-months ended September 30, 2003. As of September 30, 2003, classified assets at The Bank had improved to 61% of Tier 1 Capital plus the Allowance for Loan Losses compared to 80% at December 31, 2002. Loans past due greater than 30 days, net of nonaccrual loans, were 1.65% as of the end of the quarter. During the fourth quarter of 2002 and the first quarter of 2003, management implemented revised credit standards, a new online credit manual and developed a new loan platform system with the assistance of Bankers Systems, all to further enhance credit quality.

         Classified loans in the Bristol, Florida portfolio comprise 43% of all classified loans within the organization. Without the Bristol, Florida loans, classified loans within The Bank's portfolio would be approximately 34% of Tier 1 Capital plus the Allowance for Loan Losses. The specific allowance for loans in Bristol was $8.3 million as of September 30, 2003, which management believes is adequate to cover any remaining losses in the Bristol portfolio. These loans were previously classified by The Bank at December 31, 2002 and are now being managed by The Bank's Special Assets Department and the new head of Special Assets, Robert Bowen. Mr. Bowen joined The Bank in the third quarter after 18 years with SouthTrust in Birmingham, where he was responsible for special assets in five states including Alabama and Florida. In addition to his banking experience, Mr. Bowen is also a licensed attorney.

         The Bank and The Banc Corporation also announced that Operation Frontrunner, the internal business optimization analysis conducted with the assistance of Sheshunoff Management Services, had been completed. Most of the procedural enhancements derived from the process were and will be implemented during the third and fourth quarter of 2003. Many of the expense reductions took effect during September, and the revenue enhancements are being implemented during the fourth quarter so as to be fully effective by December 31, 2003. David Carter, President and Chief Executive Officer of The Bank and Chief Financial Officer of the Corporation said, "The results of the Operation Frontrunner project have been significant. We believe that the improvements in our procedures, our staffing and our balance sheet should enable us to reach our earnings targets for 2004, despite the sale of our Emerald Coast branches during the third quarter of 2003. Our asset/liability department has been extremely efficient in deploying our new capital and the resulting liquidity, which we believe will be profitably placed in its entirety by the end of the year."

         In conjunction with Operation Frontrunner, Sheshunoff Management Services conducted an extensive review of management at The Bank, both from an individual standpoint and from a structural standpoint. As a result of this review, The Bank has reduced the number of bank presidents within the organization from 16 to 9. The credit department has been enhanced to allow John Meriwether, Chief Credit Officer, and Jack Ham, Chief Risk Officer for Credit, dual approval authority for loans that exceed individual president and credit officer authorities. Regional Credit Officers have been added in north Alabama (Huntsville), south Alabama (Andalusia) and Florida (Port St. Joe). Doug Pate has been named Chief Operating Officer for The Bank, and James A. Taylor, Jr., has been named Vice Chairman of the Board for The Bank. Mr. Taylor, Jr. also serves as President and Chief Operating Officer for the Corporation.

         The Bank and The Banc Corporation have adopted a new three-year Strategic Plan under the direction of Mr. Taylor, Jr. who added, "With the help of our nine-member executive management team and our board of directors, we developed an extensive list of 123 specific action items that will serve as the foundation for us to achieve our goals in the foreseeable future. We implemented this plan in August of this year after approval by the boards of both The Bank and The Banc Corporation. We are very excited about our progress to date."

         The Bank is, for the first time, bringing all centralized functions under one roof. This will be completed on November 8 with the relocation of The Bank's data processing center to approximately 20,000 square feet on the fourth and fifth floors of The Bank's headquarters building in Birmingham. All risk management functions within the organization moved to the sixth floor earlier this year. A new training center is under construction in The Bank's headquarters. This facility will become fully functional during the fourth quarter.

         During the third quarter, all federal banking regulatory agencies adopted a formal position regarding the accounting treatment for certain deferred compensation retirement plans which requires any bank with a plan that provides a non-guaranteed "secondary benefit" to a participant after retirement to estimate and accrue such hypothetical benefit by the full eligibility date. As such, The Banc Corporation's third quarter results include an accrual of approximately $1.9 million in deferred compensation liability as of September 30, 2003.

         In addition to other expenses incurred during the third quarter, The Bank was assessed a $750,000 quarterly FDIC deposit insurance premium which increased to $880,000 during the fourth quarter. The Bank is appealing this assessment and is awaiting word from the FDIC in Washington, D.C. about that appeal. The Bank believes that this increased premium will not be assessed in the future, beginning with the first quarter of 2004, regardless of the outcome of the appeal of the assessment for the third and fourth quarters of 2003. The Bank's premium for the first and second quarter of 2003 was $45,000 per quarter.

         As of September 30, 2003, total deposits for The Bank were $911.8 million with $671.7 million of those deposits in Alabama and $240.1 million in Florida. Exclusive of the deposits transferred in the sale of the Emerald Coast branches, deposits for The Bank, year to date, have increased $9.9 million. Loans have decreased $24.4 million over the same period to $904.1 million, including mortgage loans held for sale and exclusive of the loans sold in the Emerald Coast transaction. The loan portfolio was comprised of approximately $651.1 million in Alabama and $253.0 million in Florida. The Bank has budgeted loan growth of 6% for the year 2004 and expects most of this growth to originate in Birmingham, Huntsville and the eastern Florida panhandle.

         The Board of Directors of The Banc Corporation reduced its size from 22 to 15, effective September 30, 2003. A total of 11 outside directors now serve on the board of the Corporation with four inside directors. Inside directors are not compensated for their service on the board of directors. The Bank has reduced its advisory board meetings from monthly to bi-monthly. The savings as a result of these changes to the Corporation's board and The Bank's advisory boards will be approximately $275,000 per year on a recurring basis.

         The Bank has also entered into a strategic agreement with MassMutual Financial Group and Southeastern Financial Group, LLC to provide insurance and investment services to its customer base. The relationship will enable The Bank to expand its fee income opportunities by providing a wide array of insurance and investment products and services, plus access to a team of professional advisors. MassMutual Financial Group - comprised of member companies with over $240 billion in assets under management as of year-end 2002 - is a global, growth-oriented, diversified financial services organization providing life insurance, annuities, disability income insurance, long-term care insurance, retirement planning products, structured settlement annuities, trust services, money management and other financial products and services. Southeastern Financial Group, LLC is an exclusive distributor of MassMutual products and services in Alabama, Florida and Mississippi.

         The Bank is continuing with its facilities improvement plan. The new Huntsville office, located at 300 Clinton Avenue West, will open December 1, 2003, replacing an older facility less than one mile away. The new office will provide expanded customer service through added drive-thru lanes and an ATM. The Bank is also continuing construction on its new Florida headquarters building in Port St. Joe. The new facility, located across the street from the existing office, will provide over 6,000 square feet of office space and is scheduled for completion in January 2004.

         The Banc Corporation is a $1.2 billion bank holding company headquartered in Birmingham, Alabama. The principal subsidiary of The Banc Corporation is The Bank, an Alabama commercial banking organization. The Bank has a total of twenty-seven branches, twenty locations throughout the state of Alabama, and seven locations along Florida's eastern panhandle.

         STATEMENTS IN THIS DOCUMENT THAT ARE NOT HISTORICAL FACTS ARE HEREBY IDENTIFIED AS "FORWARD LOOKING STATEMENTS" FOR THE PURPOSE OF THE SAFE HARBOR PROVIDED BY SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934 AND SECTION 27A OF THE SECURITIES ACT OF 1933. THE BANC CORPORATION CAUTIONS THAT SUCH "FORWARD LOOKING STATEMENTS," WHEREVER THEY OCCUR IN THIS DOCUMENT OR IN OTHER STATEMENTS ATTRIBUTABLE TO THE BANC CORPORATION ARE NECESSARILY ESTIMATES REFLECTING THE BEST JUDGMENT OF THE BANC CORPORATION'S SENIOR MANAGEMENT AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE SUGGESTED BY THE "FORWARD LOOKING STATEMENTS." SUCH "FORWARD LOOKING STATEMENTS" SHOULD, THEREFORE, BE CONSIDERED IN LIGHT OF VARIOUS IMPORTANT FACTORS SET FORTH FROM

TIME TO TIME IN THE BANC CORPORATION'S REPORTS AND REGISTRATION STATEMENTS FILED WITH THE SEC.

         The Banc Corporation disclaims any intent or obligation to update "forward looking statements."

         More information on The Banc Corporation and its subsidiaries may be obtained over the Internet, http://www.thebankmybank.com or by calling 1-877-326-BANK (2265).

FOR MORE INFORMATION CONTACT:

Company Contact: Tom Jung, Sr. Vice President & Director of Marketing and Investor Relations, Tel. # (205) 327-3547

                              THE BANC CORPORATION
                      SUMMARY CONSOLIDATED FINANCIAL DATA
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                           As of
                                                                     ----------------------------------------------
                                                                             September 30,
                                                                     ----------------------------        December 31,
                                                                         2003             2002              2002
                                                                     ----------        ----------        ----------
SELECTED STATEMENT OF FINANCIAL CONDITION DATA:

Total assets                                                         $1,242,746        $1,404,595        $1,405,814
Loans, net of unearned income                                           887,396         1,144,530         1,138,537
Allowance for loan losses                                                23,714            17,233            27,766
Investment securities                                                   116,238            61,329            73,125
Deposits                                                                911,784         1,114,393         1,107,798
Advances from FHLB and notes payable                                    173,350           148,750           173,750
Long-term debt                                                            1,978              --                --
Guaranteed preferred beneficial interest in the Corporation's
  subordinated debentures(trust preferred securities)                    31,000            31,000            31,000
Stockholders' Equity                                                    108,316            94,213            76,541


                                                               As of and                     As of and               As of and
                                                          for the Three-Months          for the Nine-Months        for the Year
                                                           Ended September 30,          Ended September 30,      Ended December 31,
                                                      -------------------------       ------------------------   ------------------
                                                         2003           2002             2003          2002               2002
                                                      ---------      ----------       ----------    ----------        ----------
SELECTED STATEMENT OF INCOME DATA:
Interest income                                       $  18,864      $   22,879       $   60,633    $   67,632        $   88,469
Interest expense                                          7,970          10,257           26,513        30,635            40,431
                                                      ---------      ----------       ----------    ----------        ----------
     Net interest income                                 10,894          12,622           34,120        36,997            48,038
Provision for loan losses                                 9,250           2,969           11,175        19,082            51,852
Noninterest income                                       49,845           4,172           60,250        10,103            15,123
Noninterest expense                                      17,689          10,956           41,560        31,475            42,669
                                                      ---------      ----------       ----------    ----------        ----------
    Income (loss) before income taxes                    33,800           2,869           41,635        (3,457)          (31,360)
Income tax expense (benefit)                             13,525             796           15,842        (1,909)          (12,959)
                                                      ---------      ----------       ----------    ----------        ----------
    Net income (loss)                                 $  20,275      $    2,073       $   25,793    $   (1,548)       $  (18,401)
                                                      =========      ==========       ==========    ==========        ==========

PER SHARE DATA:
Net income (loss) - basic                             $    1.16      $     0.12       $     1.48    $    (0.09)       $    (1.09)
                  - diluted                           $    1.10      $     0.12       $     1.41    $    (0.09)       $    (1.09)
Weighted average shares outstanding - basic              17,507          17,532           17,476        16,612            16,829
Weighted average shares outstanding - diluted            18,461          17,861           18,244        16,850            16,829
Common book value per share at period end             $    5.78      $     5.33       $     5.78    $     5.33        $     4.35
Tangible common book value per share at period end    $    5.06      $     4.98       $     5.06    $     4.98        $     3.59
Preferred shares outstanding at period end                   62            --                 62          --                --
Common shares outstanding at period end                  17,681          17,673           17,681        17,673            17,605

PERFORMANCE RATIOS AND OTHER DATA:
Return on average assets(1)                                5.89%           0.59%            2.44%       -0.15%             (1.36%)
Return on average stockholders' equity(1)                 82.89            8.76            40.44         (2.27)           (19.89)
Net interest margin(1)(2)(3)                               3.53            4.00             3.59          4.09              3.94
Net interest spread(1)(3)(4)                               3.34            3.80             3.43          3.85              3.70
Noninterest income to average assets(1)                   14.49            1.19             5.70          1.01              1.12
Noninterest expense to average assets(1)                   5.14            3.11             3.93          3.15              3.15
Efficiency ratio (5)                                     120.45           65.03           114.96         66.60             67.34
Average loan to average deposit ratio                    101.65          103.07           100.98        105.75            105.35
Average interest-earning assets to average
   interest bearing liabilities                          107.42          106.22           105.77        107.66            107.05

ASSETS QUALITY RATIOS:
Allowance for loan losses to nonperforming loans          67.86%         123.51%           67.86%       123.51%           143.12%
Allowance for loan losses to loans, net of unearned
     income                                                2.67            1.51             2.67          1.51              2.44
Nonperforming loans to loans, net of unearned
     income                                                3.94            1.22             3.94          1.22              1.70
Nonaccrual loans to loans, net of unearned
     income                                                3.47            1.00             3.47          1.00              1.51
Net loan charge-offs to average loans(1)                   3.01            0.33             1.80          1.85              3.35
Net loan charge-offs as a percentage of:
   Provision for loan losses                              87.36           31.49           135.35         80.98             72.69
   Allowance for loan losses(1)                          135.20           21.70            85.27        119.89            135.74

(1)- Annualized for three and nine month periods ended September 30, 2003 and 2002.

(2)-    Net  interest income divided by average earning assets.

(3)-    Calculated on a tax equivalent basis.

(4)- Yield on average interest earning assets less rate on average interest bearing liabilities.

(5)- Efficiency ratio is calculated by dividing noninterest expense by noninterest income, less gain on sale of branches, plus net interest income on a fully tax equivalent basis.

                     THE BANC CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                             (DOLLARS IN THOUSANDS)

                                                                                                       AS OF
                                                                                  -----------------------------------------------
                                                                                           SEPTEMBER 30,
                                                                                  ------------------------------      DECEMBER 31,
                                                                                     2003               2002             2002
                                                                                  -----------        -----------      -----------
                                                                                  (UNAUDITED)        (UNAUDITED)
ASSETS
Cash and due from banks                                                              $ 32,729           $ 35,121         $ 45,365
Interest bearing deposits in other banks                                               46,282             13,491           10,025
Federal funds sold                                                                     27,000             32,000           11,000
Investment securities available for sale                                              116,238             61,329           71,129
Investment securities held to maturity                                                      -                  -            1,996
Mortgage loans held for sale                                                           16,743              3,306              764
Loans, net of unearned income                                                         887,396          1,144,530        1,138,537
Less: Allowance for loan losses                                                       (23,714)           (17,233)         (27,766)
                                                                                  -----------        -----------      -----------
        Net loans                                                                     863,682          1,127,297        1,110,771
                                                                                  -----------        -----------      -----------
Premises and equipment, net                                                            55,408             58,871           61,849
Accrued interest receivable                                                             5,100              6,947            6,876
Stock in FHLB and Federal Reserve Bank                                                 11,122              9,843           10,903
Other assets                                                                           68,442             56,390           75,135
                                                                                  -----------        -----------      -----------

        TOTAL ASSETS                                                              $ 1,242,746        $ 1,404,595      $ 1,405,813
                                                                                  ===========        ===========      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
   Noninterest-bearing                                                               $ 91,459          $ 114,737        $ 119,088
   Interest-bearing                                                                   820,325            999,656          988,710
                                                                                  -----------        -----------      -----------
       TOTAL DEPOSITS                                                                 911,784          1,114,393        1,107,798

Advances from FHLB                                                                    173,350            148,750          173,750
Other borrowed funds                                                                    1,005              6,172            1,172
Long-term debt                                                                          1,978                  -                -
Guaranteed preferred beneficial interests in the Corporation's                              -
  subordinated debentures (trust preferred securities)                                 31,000             31,000           31,000
Accrued expenses and other liabilities                                                 15,313             10,067           15,552
                                                                                  -----------        -----------      -----------
        TOTAL LIABILITIES                                                           1,134,430          1,310,382        1,329,272

Stockholders' Equity
   Preferred stock, par value $.001 per share; authorized 5,000,000 shares;
     shares issued 62,000 at September 30, 2003                                             -                  -                -
   Common stock, par value $.001 per share; authorized 25,000,000 shares;
      shares issued 18,013,002 and 18,009,002, respectively;
      outstanding 17,681,413, 17,672,949 and 17,605,124, respectively                      18                 18               18
   Surplus - preferred                                                                  6,193                  -                -
           - common stock                                                              68,372             68,317           68,315
   Retained Earnings                                                                   37,363             28,781           11,571
   Accumulated other comprehensive (loss) income                                         (289)               589              550
   Treasury stock, at cost                                                               (529)              (669)            (808)
   Unearned ESOP stock                                                                 (2,028)            (1,815)          (2,153)
   Unearned restricted stock                                                             (784)            (1,008)            (952)
                                                                                  -----------        -----------      -----------
        TOTAL STOCKHOLDERS' EQUITY                                                    108,316             94,213           76,541
                                                                                  -----------        -----------      -----------

        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                $ 1,242,746        $ 1,404,595      $ 1,405,813
                                                                                  ===========        ===========      ===========

                     THE BANC CORPORATION AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                   THREE MONTHS ENDED           NINE MONTHS ENDED
                                                                        SEPTEMBER 30              SEPTEMBER 30         YEAR ENDED
                                                                  -------------------       ---------------------     DECEMBER 31,
                                                                    2003        2002          2003         2002           2002
                                                                  -------     -------       -------      --------     -------------
INTEREST INCOME
Interest and fees on loans                                         $17,796     $21,768       $57,322     $ 64,516       $ 84,337
Interest on investment securities
  Taxable                                                              860         742         2,400        2,157          2,857
  Exempt from Federal income tax                                         8         104           167          308            392
Interest on federal funds sold                                          59         114           258          270            350
Interest and dividends on other investments                            141         151           486          381            533
                                                                   -------     -------       -------     --------       --------

   Total interest income                                            18,864      22,879        60,633       67,632         88,469

INTEREST EXPENSE
Interest on deposits                                                 5,138       7,460        18,044       22,281         29,276
Interest on other borrowed funds                                     2,223       2,171         6,629        6,452          8,626
Interest on guaranteed preferred beneficial interest in our
  subordinated debentures (trust preferred securities)                 609         626         1,840        1,902          2,529
                                                                   -------     -------       -------     --------       --------

   Total interest expense                                            7,970      10,257        26,513       30,635         40,431
                                                                   -------     -------       -------     --------       --------

    NET INTEREST INCOME                                             10,894      12,622        34,120       36,997         48,038

Provision for loan losses                                            9,250       2,969        11,175       19,082         51,852
                                                                   -------     -------       -------     --------       --------

    NET INTEREST INCOME(LOSS) AFTER PROVISION FOR LOAN LOSSES        1,644       9,653        22,945       17,915         (3,814)

NONINTEREST INCOME
Service charges and fees on deposits                                 1,170       1,660         4,449        4,541          5,848
Mortgage banking income                                              1,428         843         3,488        2,225          3,253
Gain on sale of securities                                              95         503           758          527            627
Gain on sale of branches                                            46,057        --          48,303         --             --
Other income                                                         1,095       1,166         3,252        2,810          5,395
                                                                   -------     -------       -------     --------       --------

    TOTAL NONINTEREST INCOME                                        49,845       4,172        60,250       10,103         15,123

NONINTEREST EXPENSES
Salaries and employee benefits                                      10,677       6,225        23,366       17,846         23,495
Occupancy, furniture and equipment expense                           1,910       1,931         6,195        5,709          7,260
Other                                                                5,102       2,800        11,999        7,920         11,914
                                                                   -------     -------       -------     --------       --------

    TOTAL NONINTEREST EXPENSES                                      17,689      10,956        41,560       31,475         42,669
                                                                   -------     -------       -------     --------       --------

      Income(loss) before income taxes                              33,800       2,869        41,635       (3,457)       (31,360)

INCOME TAX EXPENSE(BENEFIT)                                         13,525         796        15,842       (1,909)       (12,959)
                                                                   -------     -------       -------     --------       --------

      NET INCOME(LOSS)                                             $20,275     $ 2,073       $25,793     $ (1,548)      $(18,401)
                                                                   =======     =======       =======     ========       ========

BASIC NET INCOME(LOSS) PER SHARE                                   $  1.16     $  0.12       $  1.48     $  (0.09)      $  (1.09)
                                                                   =======     =======       =======     ========       ========
DILUTED NET INCOME(LOSS) PER SHARE                                 $  1.10     $  0.12       $  1.41     $  (0.09)      $  (1.09)
                                                                   =======     =======       =======     ========       ========

AVERAGE COMMON SHARES OUTSTANDING                                   17,507      17,532        17,476       16,612         16,829
AVERAGE COMMON SHARES OUTSTANDING, ASSUMING DILUTION                18,461      17,861        18,244       16,850         16,829